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                                                                   Exhibit 23(b)





February 10, 1997



ALLIED Group, Inc.
701 Fifth Avenue
Des Moines, IA  50391-2000

Re:      Post-Effective Amendment No. 2 to
         Registration Statement on Form S-3
         ALLIED Life Employee Stock Purchase Plan

Gentlemen:

     We consent to the use of our opinion filed as Exhibit 5.a. to the Registration Statement on Form S-3 (Registration No. 33-61090) filed by ALLIED Group, Inc. with the Securities Exchange Commission, and to the reference to us under the caption "Legal Matters" in the Prospectus contained in Amendment No. 2 to such Registration Statement.

Very truly yours,


/s/ Donald J. Brown

Donald J. Brown
Davis, Brown, Koehn, Shors & Roberts, P.C.